SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.           )
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Sequa Corporation

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING
PROXY STATEMENT
PERSONS MAKING THE SOLICITATION
VOTING SECURITIES AND OWNERSHIP THEREOF BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS
Item 1.
ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
Stock Performance Graph -- 5 Year Cumulative Index
Item 2.
RELATIONSHIP WITH INDEPENDENT AUDITORS
OTHER MATTERS
STOCKHOLDER PROPOSALS AND NOMINATIONS
ADDITIONAL INFORMATION
ADMISSION TICKET
ADMISSION TICKET/PROXY CARD

SEQUA CORPORATION
200 PARK AVENUE
NEW YORK, NEW YORK 10166

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 4, 2006

      The annual meeting of stockholders of SEQUA CORPORATION (the “Company”) will be held at 270 Park Avenue, 11th Floor Conference Center, Room 11A, New York, New York, on Thursday, May 4, 2006, at 11 a.m., for the following purposes:

1. To elect directors (see Item 1);

2.	To ratify the appointment of Ernst & Young LLP, as independent auditors of the Company for the 2006 fiscal year (see Item 2); and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.
      Only stockholders of record at the close of business on March 15, 2006 are entitled to notice of and to vote at the meeting and any adjournment thereof. A list of stockholders will be available for examination by any stockholder, for any purpose germane to such meeting, during the ten days prior to the meeting date at the Company’s address set forth above.

By order of the Board of Directors,

Diane C. Bunt
Secretary
New York, N.Y.
March 31, 2006
IMPORTANT
PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTPAID WHITE ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. IF YOU ARE PLANNING TO ATTEND THE MEETING, YOU MUST RETURN THE ENCLOSED POSTPAID ATTENDANCE CARD AS QUICKLY AS POSSIBLE. NO ONE WILL BE ADMITTED WITHOUT AN ATTENDANCE CARD. THANK YOU FOR ACTING PROMPTLY.

SEQUA CORPORATION
200 PARK AVENUE
NEW YORK, NEW YORK 10166

ANNUAL MEETING OF STOCKHOLDERS
May 4, 2006

PROXY STATEMENT

PERSONS MAKING THE SOLICITATION
      The accompanying proxy is being solicited by the Board of Directors of Sequa Corporation (the “Company”) for use at the Annual Meeting of Stockholders to be held on Thursday, May 4, 2006, or any adjournment thereof. If such proxy is properly signed and returned prior to the meeting, the shares with respect to which the proxy is given will be voted as indicated thereon; provided, however, that a stockholder may revoke his proxy at any time prior to its use at the meeting, either by giving written notice addressed to the Secretary of the Company at its executive offices located at 200 Park Avenue, New York, New York 10166, or by withdrawing his proxy and voting in person at the meeting. The entire cost of soliciting proxies will be borne by the Company. Proxies will be solicited principally through the use of the mail, but directors, officers and regular employees of the Company, without additional compensation, may use their personal efforts by telephone or otherwise to obtain proxies. The Company will also request banks, brokers and other nominee holders of the Company’s shares to forward proxy materials to their principals or customers who are beneficial owners of such shares and will reimburse such holders for their reasonable expenses incurred in doing so. The Company anticipates that mailing of proxy material to stockholders will commence on or about March 31, 2006.
VOTING SECURITIES AND OWNERSHIP THEREOF
BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      Only stockholders of record of the Class A Common Stock, no par value (the “Class A Common Stock”) and the Class B Common Stock, no par value (the “Class B Common Stock”) at the close of business on March 15, 2006, the record date with respect to this solicitation, will be entitled to notice of, and to vote at, the meeting. On the record date, there were outstanding 7,471,378 shares of the Class A Common Stock and 3,319,780 shares of the Class B Common Stock, which constitute the only outstanding securities entitled to vote at this meeting. On March 13, 2006, the Company sent a notice of redemption to all the holders of its $5.00 Cumulative Convertible Preferred Stock, par value $1.00 per share (the “Preferred Stock”), informing them that it had elected to exercise its right to redeem all of the Preferred Stock. The redemption date is April 14, 2006. In accordance with Delaware corporate law, the Preferred Stock shall not be deemed to be outstanding for the purpose of voting or determining the total number of shares entitled to vote on any matter on or after March 13, 2006, the day on which the notice of redemption was sent. The Company has set aside a sum sufficient to pay the redemption price to the holders of all the outstanding Preferred Stock upon the surrender of certificates therefor. Each share of Class B Common Stock is convertible at any time into one share of Class A Common Stock. Each share of Class A Common Stock has one vote and, with respect to all matters to come before the meeting, will vote with the Class B Common Stock, which has ten votes per share. The presence in person or by proxy of stockholders of record representing in the aggregate a majority of the combined outstanding voting power of all classes of stock of the Company entitled to vote shall constitute a quorum for the transaction of business. Broker non-votes and abstentions are counted in determining the existence of a quorum. Proxies marked (i) as abstentions, or (ii) to withhold a vote from a nominee as a director in the case of the election of directors, will have the effect of a negative vote. Broker non-votes (where a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner with respect to a particular matter, and such nominee does not possess or choose to exercise his discretionary authority with respect thereto) will be considered as present at the meeting but not entitled to vote with respect to the particular matter and will therefore have no effect on the vote. Directors shall be elected by a plurality of votes cast (Item 1). The affirmative vote of the holders of shares of stock representing a majority of the combined voting power of all eligible classes of stock present or represented at the meeting is required for approval of Item 2, the ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for the 2006 fiscal year. Unless otherwise directed, the persons named in the accompanying form of proxy intend to vote all proxies received by them in favor of the election of nominees to the Board of Directors of the Company named herein and in favor of the ratification of Ernst & Young LLP as the Company’s independent auditors for the 2006 fiscal year. All proxies will be voted as specified. Votes are counted preliminarily by the Company’s transfer agent through its automated system and, finally, at the Annual Meeting of Stockholders, by the Inspectors of Election.
SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS
      The following table sets forth information with respect to any person (other than the Company’s directors) known to the Company to be the beneficial owner of more than five percent of any class of the Company’s outstanding voting securities as of March 15, 2006. Except to the extent indicated in the footnotes, sole voting and investment power with respect to the shares shown is held by the owner named.

	Number of Shares				Percent of
	of Class A		Percent of		Aggregate
Name and Address	Common Stock		Class		Voting Power

Gabelli Funds, Inc.	1,535,810	(1)	20.56	(1)	3.78	(1)
(and affiliates)
One Corporate Center
Rye NY 10580-1434
Sequa Corporation Master Trust	544,800	(2)	7.29	(2)	1.34	(2)
(for participating pension plans)
c/o The Bank of New York
(as Master Trustee)
One Wall Street
New York, NY 10286

	Number of Shares				Percent of
	of Class B		Percent of		Aggregate
Name and Address	Common Stock		Class		Voting Power

Gabelli Funds, Inc.	1,097,128	(1)	33.05	(1)	26.98	(1)
(and affiliates)
One Corporate Center
Rye, NY 10580-1434

(1)	Gabelli Funds, Inc. and GAMCO Investors, Inc. (and affiliates) (collectively, the “Gabelli Companies”) own beneficially portions of all classes of the Company’s stock. As set forth above, holdings of the

Company’s Preferred Stock have not been included in this analysis, as such shares are not entitled to vote subsequent to March 13, 2006. Depending upon how many shares of Preferred Stock the Gabelli Companies elect to convert prior to the redemption date, the percentage set forth herein will change. Pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended, the total of the Gabelli Companies’ holdings of Class A Common Stock and Class B Common Stock (if converted into Class A Common Stock) would give the Gabelli Companies aggregate holdings of 2,632,938 shares of Class A Common Stock, or 30.73 percent of that class. This would represent 8.55 percent of the total votes then outstanding (after conversions to Class A of all Gabelli Companies’ stock) in all classes of stock entitled to vote. If no conversions were done, the total current holdings of Class A Common Stock and Class B Common Stock by the Gabelli Companies gives them 30.75 percent of the aggregate voting power of all Company stock. In connection with their shares of Class B Common Stock, the Gabelli Companies have no voting power with respect to 222,500 shares. The data as to holdings of the Gabelli Companies is based on their most recent filings made with the Securities and Exchange Commission (Class A Common Stock — April 25, 2001; Class B Common Stock — February 26, 2002).

(2)	All of the shares of Class A Common Stock held by the Sequa Corporation Master Trust (the “Trust”) are voted by the Trust’s Investment Committee, composed of certain officers of the Company. The Investment Committee also makes decisions regarding acquisitions and dispositions of Company stock for the Trust.
Security Ownership by Management
      The following table provides information as to the Company’s securities entitled to vote at this meeting beneficially owned as of March 15, 2006, by the Company’s directors, the named executive officers of the Company and by all such directors and executive officers as a group. None of the Company’s executive officers or directors is the beneficial owner of any Preferred Stock. Except to the extent indicated in the footnotes, sole voting and investment power with respect to the shares shown is held by the owner named.

					Number of			Percent of
					Shares of		Percent	Aggregate
	Number of Shares of Class A		Percent of		Class B		of	Voting
Name	Common Stock		Class		Common Stock		Class	Power

Norman E. Alexander	2,121,126	(a)(b)(c)(d)	28.30		2,011,159	(e)	60.58	54.64
Edward E. Barr	2,392		(f	)	None		—	(f	)
John J. Dowling III	1,278	(a)(d)	(f	)	None		—	(f	)
Alvin Dworman	7,649		(f	)	None		—	(f	)
Robert F. Ellis	3,667		(f	)	None		—	(f	)
Richard S. LeFrak	6,515		(f	)	None		—	(f	)
Howard M. Leitner	None		(f	)	None		—	(f	)
Michael I. Sovern	1,491		(f	)	None		—	(f	)
Fred R. Sullivan	8,412	(g)	(f	)	648	(g)	(f)	(f	)
Gerald Tsai, Jr.	123		(f	)	None		—	(f	)
Robert Weinberg	738		(f	)	5,000		(f)	(f	)
Martin Weinstein	39,012	(a)(d)	(f	)	None		—	(f	)
All executive officers and directors as a group (17 persons)	2,192,752	(a)(b)(c)(d)	29.19		2,016,807	(d)	60.75	54.93

(a)	Includes certain shares held for the benefit of the named executive officer in the Company’s 401(k) Plan.

(b)	Includes 110,415 shares of Class A Common Stock owned by the Norman E. Alexander Family Foundation, as to which Mr. Alexander disclaims beneficial ownership.

(c)	Does not include shares held by the Sequa Corporation Master Trust (see “Security Ownership by Certain Beneficial Owners,” above), of which Mr. Alexander and another executive officer are members of the Investment Committee.

(d)	Includes shares of Class A Common Stock which may be obtained upon the exercise, within sixty days of the date of this Proxy Statement, of stock options by Mr. Alexander — 23,334; Dr. Weinstein — 11,871; Mr. Dowling — 1,167; Mr. Ellis — 3,667; and by all executive officers as a group — 40,206.

(e)	Includes 347,438 shares of Class B Common Stock held in a grantor retained annuity trust, the trustees of which are Mr. Alexander’s adult children.

(f)	Less than 1%.

(g)	Includes 1,209 shares of Class A Common Stock and 198 shares of Class B Common Stock owned by Mrs. Fred R. Sullivan.
Section 16(a) Beneficial Ownership Reporting Compliance
      Each director and officer of the Company who is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) is required to report to the Securities and Exchange Commission (the “SEC”) by a specified date his or her beneficial ownership of, or transactions in, the Company’s securities. Reports received by the Company indicate that all such directors and officers have filed all requisite reports with the SEC on a timely basis during or with respect to 2005.
Item 1.
ELECTION OF DIRECTORS
Directors
      At the meeting, eight directors are to be elected to hold office until the next annual meeting and until their successors shall have been elected. If no other instructions are given, the persons named in the enclosed form of proxy will vote for the election of the nominees named in the table below. In the event that any of the nominees for director should become unavailable for any reason, an event not now anticipated, it is intended that the shares represented by proxies will be voted for such nominees as may be nominated by the Board of Directors, unless the number of directors constituting a full Board of Directors is reduced. The Company has no reason to believe, however, that any of the nominees is, or will be, unavailable to serve as a director. Each of the nominees has previously been elected by the stockholders. Mr. Alvin Dworman has decided not to stand for re-election.

Name and Age	Present Occupation and Other Information

Norman E. Alexander Age 91	Executive Chairman as of January 2005. Served as Chairman of the Board and Chief Executive Officer of the Company from 1975 to 2005; as President and Chief Executive Officer from 1957 to 1975; and as President from 1982 to 1983. Has been a director of the Company since 1957 and is a member of the Executive Committee. May be deemed to be a control person of the Company (see “Voting Securities and Ownership Thereof by Certain Beneficial Owners and Management — Security Ownership by Management”).
Edward E. Barr Age 69	Chairman of the Board of United Water Resources Inc.; retired (January 2003) Chairman of Sun Chemical Group B.V., the holding company of Sun Chemical Corporation. President of Sun Chemical Corporation from 1975 to 1982 and from 1987 to 1998. Chief Executive Officer and Partner of Courtaulds plc from 1982 to 1987. Also is a trustee of Northwestern Mutual Life Insurance Company; Director of Noosh, Inc., an Internet-based strategic sourcing company; Director of Smith Investment Company, a diversified company which, through its wholly owned subsidiaries, is involved in multicolor printing and related services and commercial warehousing, trucking and packaging, from 2003 to present. From 1985 to 1987, chaired the New Jersey Commission on Science and Technology; from 1976 to 1985, was a member of the New Jersey Board of Higher Education and served as its chairman from 1978 to 1981. Has been a director of the Company since 2003 and is Chairman of the Compensation Committee.
Richard S. LeFrak Age 60	President, Lefrak Organization, Inc. (a diversified, privately held company active in major residential and commercial real estate development projects, oil and gas exploration, finance and entertainment production) since 1975. Has been a director of the Company since 1986 and is a member of the Nominating Committee.

Name and Age	Present Occupation and Other Information

Michael I. Sovern Age 74	Chancellor Kent Professor of Law and President Emeritus of Columbia University since 1993; President of Columbia University from 1980 to 1993; President of the Shubert Foundation since 1996. Chairman of Sotheby’s Holdings, Inc. since 2000. Also is a director of the American Academy in Rome, the Asian Cultural Council, the Atlantic Philanthropies, Comcast Corporation, The Freedom Forum Newseum, the Japan Society, the Shubert Organization, WNET/Thirteen and The Diversity Institute. Served as Advisor to the Board of Directors of the Company from 1990 to May 1996. Was a director of the Company from May 1996 to November 2000; has been a director from December 2001 to present, and is a member of the Nominating Committee.
Fred R. Sullivan Age 91	Consultant and served as Manager, FRS Capital Company, LLC. Served as Chairman of the Board and Chief Executive Officer, Richton International Corporation (a diversified service company) from 1989 to 2001. From 1987 to 1991, served as Chairman of the Board and President, Interim Systems Corporation (a temporary personnel and health care service company). From 1971 to 1988, served as Chairman of the Board and President, Kidde, Inc. (a multi-market manufacturing and service company). Has been a director of the Company since 1962 and is a member of the Audit Committee.
Gerald Tsai, Jr. Age 77	Private investor. From 1993 to 1997, served as Chairman, President and Chief Executive Officer, Delta Life Corporation; private investor from 1991 to 1993; Chairman of the Executive Committee of the Board of Directors, Primerica Corporation from 1988 to 1991; from 1987 to 1988, was Chairman and Chief Executive Officer of Primerica; and from 1982 to 1987, held several other offices at Primerica. Also is a director of Triarc Companies, Inc., United Rentals, Inc. (an equipment rentals company), Zenith National Insurance Corp. (an insurance company) and Apollo Investment Corporation (a closed-end, non-diversified management investment company). Also is a trustee of NYU Hospitals Center and New York University School of Medicine Foundation; and an honorary trustee of Boston University. Has been a director of the Company since 1976 and is a member of the Executive Committee and Chairman of the Audit Committee.

Name and Age	Present Occupation and Other Information

Robert Weinberg Age 77	President, Robert Martin Company, LLC (a diversified real estate management and development firm). Also is a director of Mack-Cali Realty Corporation (a New York real estate investment trust) and the City and Suburban Federal Savings Bank. Has been a director of the Company since March 2005 and is a member of the Audit Committee and the Compensation Committee.
Martin Weinstein Age 70	Vice Chairman and Chief Executive Officer of the Company since January 2005. Served as Vice Chairman and Executive Officer of the Company from March 2004 to January 2005; served as Executive Vice President, Chromalloy Gas Turbine Operations of the Company from 1999 to 2004; from 1988 to 1999, served as Senior Vice President, Gas Turbine Operations of the Company; from 1987 to 1988, served as Vice President, Gas Turbine Operations of the Company. Chairman of Chromalloy Gas Turbine Corporation, a wholly-owned subsidiary of the Company, since 1988. Held various positions in Chromalloy American Corporation (which became a subsidiary of the Company in 1986) from 1968 to 1987. Has been a director of the Company since 1999 and is a member of the Executive Committee.
      During 2005 the Company’s Board of Directors held nine regularly scheduled meetings. All of the directors attended at least 75% of the aggregate of regularly scheduled Board meetings and meetings of committees of which they were members during the period in 2005 in which they served.
THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE “FOR”
THE ELECTION OF THE ABOVE NOMINEES FOR DIRECTOR.
General Information on the Board of Directors
      Stockholders, associates of the Company and other interested parties may communicate directly with the Board of Directors, with the non-management directors or with a specific Board member, by writing to the Board (or the non-management directors or a specific Board member) and delivering the communication in person or mailing it to: Board of Directors, Privileged & Confidential, c/o Diane C. Bunt, Corporate Secretary, Sequa Corporation, 200 Park Avenue, New York, New York 10166. Correspondence will be discussed at the next scheduled meeting of the Board of Directors, or as indicated by the urgency of the matter. The non-management directors are: Messrs. Barr, Dworman, LeFrak, Sovern, Sullivan, Tsai and Weinberg. Correspondence addressed to the non-management directors as a group, or to a specific Board member, will be forwarded to them as soon as practicable. From time to time, the Board may change the process by which stockholders may communicate with the Board or its members. Any changes in this process will be posted to the Corporate Governance section of the Company’s website.

Controlled Company Exemption
      Under the rules of the New York Stock Exchange (“NYSE”), listed companies, like Sequa, that have a controlling shareholder are not required to comply with certain of the corporate governance rules of the NYSE. Because Mr. Alexander holds more than 50% of the voting power of the Company, Sequa is a controlled company within the meaning of the rules of the NYSE. The Company has determined to avail itself of all of the exemptions for controlled companies under the NYSE listing standards.
Independence of Directors; Financial Expert
      The Board has established guidelines to assist it in making a determination of the independence of directors. The Corporate Governance Guidelines of the Company can be found on the Company’s website at www.sequa.com. The Corporate Governance Guidelines state the following: “Although not currently a requirement, it is the goal of the Company that a majority of directors be “independent” under the listing standards of the NYSE, as determined by the Board. Board independence depends not only on directors’ individual relationships, but also on the Board’s overall attitude. Providing objective, independent judgment is at the core of the Board’s oversight function, and the Board’s composition should reflect this principle.” Based on these guidelines, the Board of Directors, at its meeting held on March 23, 2006, determined that all the non-management directors, i.e., Messrs. Barr, Dworman, LeFrak, Sovern, Sullivan, Tsai and Weinberg are independent.
      Sequa is required to have an audit committee composed solely of independent directors. The Board of Directors is required under the NYSE rules to affirmatively determine the independence of each director on the Audit Committee and to disclose such determination in the proxy statement for each annual meeting of stockholders of the Company. The Board has determined that each member of the Audit Committee is “independent” not only under the NYSE rules but also within the definition contained in a final rule of the SEC. Furthermore, the Board of Directors has determined that (i) all of the members of the Audit Committee (Messrs. Tsai, Dworman, Weinberg and Sullivan) are, “audit committee financial experts” within the definition contained in a final rule adopted by the SEC; and (ii) that Mr. Dworman’s extensive experience as the controlling stockholder of several public entities, as well as his experience as chairman of a financial services, merchant banking and real estate company and as controlling stockholder of numerous other private entities qualifies him as an “expert.” Mr Weinberg’s extensive experience as the president of a diversified real estate development firm, a director of a real estate investment trust and a federal savings bank, qualifies him as “expert.”
Executive Sessions; Attendance
      In compliance with requirements of the NYSE, the non-management directors of the Board met in executive session twice in 2005. The Board has currently scheduled two such meetings for 2006, but will hold additional executive sessions if circumstances deem it advisable or necessary. If any of the non-management directors were to fail to meet the NYSE’s criteria for independence, then the independent directors would meet separately at least once a year in accordance with the rules of the NYSE. There is no designated lead director of the Company; the presiding director at each executive session rotates among the non-management directors, generally in alphabetical order. The Company does not currently have a formal policy regarding director attendance at the Annual Meeting of Stockholders. It is, however, expected that directors will be in attendance, absent compelling circumstances. At the 2005 Annual Meeting of Stockholders, all directors then holding office were in attendance.

Committees of the Board of Directors
      The Company’s standing committees are Executive, Audit, Compensation and Nominating.
Executive Committee
      The Executive Committee currently has four members — Messrs. Alexander, Dworman (Chairman), Tsai and Weinstein. The Executive Committee acts in place of the full Board of Directors between meetings, evaluates a variety of projects of the Company and makes recommendations to the Board. The Executive Committee met twice during 2005 and acted once by unanimous written consent.
Audit Committee
      The Audit Committee currently has four members — Messrs. Tsai (Chairman), Dworman, Weinberg and Sullivan, each of whom meets the standards of independence set forth in the NYSE listing standards and applicable federal securities laws. The Audit Committee’s duties and responsibilities are fully described in the Audit Committee Charter, which is available on the Company’s website at www.sequa.com and to any shareholder requesting a copy in the manner set forth below under “Additional Information.” The Audit Committee met four times during 2005.
Compensation Committee
      The Compensation Committee currently has two members — Messrs. Barr (Chairman) and Weinberg. The Compensation Committee recommends to the Board of Directors the compensation arrangements for directors and officers. The Compensation Committee held four meetings during 2005.
Nominating Committee
      The Nominating Committee is currently composed of two members — Messrs. LeFrak and Sovern, each of whom meets the standards of independence set forth in the NYSE listing standard. However, as a “controlled company”, Sequa is not required to have or maintain an independent nominating committee. The Nominating Committee selects candidates for election to the Board of Directors or to fill vacancies thereon, after consideration of nominees proposed to it in writing, provided that such nominees have agreed in writing to be candidates for the Board of Directors. See additional information in “Stockholder Proposals and Nominations,” on page 24. The Nominating Committee does not currently have a written charter, but is considering this issue and will make a recommendation to the Board in due course. The Nominating Committee held one meeting during 2005.
Compensation of Directors
      Each non-management director of the Company received an annual retainer of $35,000 for 2005 and $1,000 for each board meeting and committee meeting attended. Each non-management director also is awarded an annual grant of restricted Class A Common Stock equivalent in value to $10,000 on the date of the award under the terms of the 2003 Directors’ Stock Award Plan. Each director who is not an employee of the Company may elect to participate in the 1998 Directors’ Stock Compensation Plan, whereby the participating director receives his annual retainer and committee fees in the form of restricted shares of the Company’s Class A Common Stock, in lieu of cash. The non-management members of the Executive Committee receive an additional annual fee of $7,500. The members of the Audit Committee receive an annual fee of $5,000; the Chairman of the Audit Committee receives an annual fee of $7,500. Each member of the Compensation Committee and the Nominating Committee receives an annual fee of $2,500. The Company also reimburses its non-management directors for travel, lodging and related expenses they may incur in attending board and committee meetings.
Corporate Governance
      The Company has an ongoing commitment to good governance and business practices. In furtherance of this commitment, the Company regularly monitors developments in the area of corporate governance and reviews its policies and procedures in light of such developments. The Company complies with the rules and regulations promulgated by the SEC and the NYSE, and implements other corporate governance practices that it believes are in the best interests of the Company and the stockholders.
      Corporate Governance Guidelines. The Board has approved the Corporate Governance Guidelines for the Company. The Guidelines are available on the Company’s website at www.sequa.com, and to any stockholder requesting a copy in the manner set forth below under “Additional Information.” They cover director qualifications, director responsibilities, director access to management and independent advisors, director compensation, director orientation and continuing education, management succession, and performance evaluation of the Board.
      Ethics and Code of Business Conduct. The Company has adopted a Code of Business Conduct (the “Code of Conduct”) which is available in its entirety on the Company’s website at www.sequa.com and to any stockholder requesting a copy in the manner set forth below under “Additional Information.” All Company employees, officers, and directors, including the Executive Chairman, the Chief Executive Officer and the Senior Vice President, Finance (the chief financial officer), are required to adhere to the Code of Conduct in discharging their work-related responsibilities. Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Conduct. Amendments to the Code of Conduct, and any waivers from the Code of Conduct granted to directors or executive officers, will be filed with the SEC in accordance with applicable rules and regulations or will be made available through the Company’s website.
      The Company has confidential hotlines through which employees may report concerns about the Company’s business practices. In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee has established procedures for the receipt and handling of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and to allow for the confidential, anonymous submission by employees of concerns regarding auditing or accounting matters.
Certain Relationships and Related Transactions
      The Sequa Corporation Master Trust for participating pension plans (the “Trust”) is a limited partner in Cortec Group Fund II, L.P. of which Mr. R. Scott Schafler, a former director of the Company, is a principal. The Trust has committed an aggregate of $2.0 million to this fund. The Trust’s current investment value represents less than 1% of the total assets of the Trust as of December 31, 2005.

EXECUTIVE COMPENSATION
Summary Compensation Table
      The following table sets forth the compensation for services rendered in all capacities to the Company and its subsidiaries with respect to 2005, 2004 and 2003 paid to the Executive Chairman, the Chief Executive Officer of the Company, and the next four most highly compensated executive officers.

					Long Term
		Annual Compensation			Compensation

				Other Annual	Awards Securities	All Other
				Compensation	Underlying	Compensation
Name and Principal Position	Year	Salary($)	Bonus($)(1)	($)(2)	Options/SARs(#)	($)(3)

Norman E. Alexander	2005	1,578,200	1,538,745	—	—	6,000
Executive Chairman	2004	1,555,412	1,538,745	—	—	5,621
	2003	1,499,984	588,600	—	35,000	5,000
Martin Weinstein	2005	723,765	680,017	—	—	6,644
Vice Chairman and	2004	652,020	474,274	—	—	6,214
Chief Executive Officer	2003	628,714	76,100	—	25,000	6,000
Howard M. Leitner	2005	307,921	249,974	—	—	6,694
Senior Vice President,	2004	297,561	226,434	—	—	6,288
Finance(4)	2003	286,979	86,600	—	6,000	6,647
John J. Dowling III	2005	306,453	244,816	—	3,500	6,684
Senior Vice President,	2004	264,239	225,000	—	—	6,196
Legal(5)
Robert F. Ellis	2005	335,000	204,608	50,716	—	108,780
Senior Vice President,	2004	322,513	282,721	—	—	93,658
Specialty Chemicals(6)	2003	277,100	279,240	—	10,000	82,658
John J. Quicke(7)	2005	384,250	225,000	—	—	1,151,263
	2004	688,032	628,290	—	—	8,927
	2003	663,518	485,000	—	25,000	7,318

(1)	Bonuses are paid in the first quarter of the year following the year with respect to which they have been earned. Bonuses earned with respect to 2005 are paid in the first quarter of 2006 and are reported in the Summary Compensation Table, above, on the 2005 Bonus line.

(2)	The Company provides perquisites to certain of its executive officers consisting of a company-leased car, country club membership dues and fees, an executive medical health plan, and reimbursement of spouse’s travel expenses. The total value of such perquisites did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus for any of the named executive officers, except that in 2005 Mr. Ellis’ “Other Annual Compensation” was $50,716, which includes $37,353 attributable to the taxable benefit, under U.K. tax regulations, of a company-leased car.

(3)	These amounts consist of a matching contribution by the Company under the respective 401(k) Plan in which each executive officer participates (for 2005, Mr. Alexander — $6,000, Dr. Weinstein — $6,000, Mr. Leitner — $6,000, and Mr. Dowling — $6,000; for 2004, Mr. Alexander — $5,621; Dr. Weinstein — $5,649; Mr. Leitner — $5,618, Mr. Dowling — $5,594, and Mr. Quicke — $5,851; for 2003, Mr. Alexander — $5,000, Dr. Weinstein, — $6,000, Mr. Leitner — $6,000, and Mr. Quicke — $6,000). Also included are the following amounts paid by the Company for executive term life insurance:

(i) Dr. Weinstein — $644, $565, and $0 in 2005, 2004 and 2003, respectively; (ii) Mr. Leitner — $694, $670, and $647 in 2005, 2004 and 2003, respectively; (iii) Mr. Dowling — $684 and $602 in 2005 and 2004, respectively; and (iv) Mr. Quicke — $232, $1,262, and $1,318 in 2005, 2004, and 2003, respectively. The amounts listed for Mr. Ellis consist of employer pension contributions, which in the U.K. are taxable benefits to the employee in the year the contribution is made. Also included for Mr. Quicke in 2004 is a service award in the amount of $1,814.

(4)	Mr. Leitner retired from the Company on January 25, 2006.

(5)	Mr. Dowling was named an executive officer on December 21, 2004.

(6)	Mr. Ellis’ compensation is payable in £s. For the purpose of presentation in this proxy statement, Mr. Ellis’ bonuses were converted as follows: 2005 bonus of £116,812 was converted to U.S. dollars at an exchange rate of 1.7516; 2004 bonus of £150,120 was converted to U.S. dollars at an exchange rate of 1.8833; and 2003 bonus of £153,000 was converted to US dollars at an exchange rate of 1.8251. All other compensation data for Mr. Ellis is presented using average exchange rates of £s to US$ for the applicable calendar year.

(7)	Mr. Quicke was Vice Chairman and Executive Officer of the Company until his separation from service on March 5, 2005. Under the terms of Mr. Quicke’s separation agreement, he received a $1.0 million payment for executing the separation agreement on February 26, 2005. He received additional payments of $250,000 as an availability fee; $225,000 in lieu of bonuses for the period January 1, 2005 through February 28, 2007; $22,190 in lieu of any 401(k) plan participation for the years 2006 and 2007; and $108,743 for 40.5 days of accrued and unused vacation time. The remaining $134,250 was regular compensation paid to Mr. Quicke for the period of employment from January 1, 2005 through March 4, 2005.

Options/ SAR Grants in Last Fiscal Year
      The following table sets forth all stock options granted to each of the named executive officers during 2005. There are no SARs. All option grants are for Class A Common Stock.

Individual Grants

	Number of	Percent of Total
	Securities	Options Granted to			Grant Date
	Underlying Options	Employees in	Exercise or Base	Expiration	Present Value
	Granted(#)(1)	Fiscal Year	Price($/Share)	Date	($)(2)

Norman E. Alexander	—	—	—	—	—
Martin Weinstein	—	—	—	—	—
Howard M. Leitner	—	—	—	—	—
John J. Dowling III	3,500	100%	54.41	5/4/10	67,760
Robert F. Ellis	—	—	—	—	—
John J. Quicke	—	—	—	—	—

(1)	No stock appreciation rights (“SARs”) were granted during 2005. The options vest in three equal annual installments, commencing on the first anniversary of the date of grant.

(2)	Grant Date Present Value is determined using the Black-Scholes option pricing model based on the following assumptions: (a) an expected option term of four years; (b) a interest rate of 3.71%; (c) stock price volatility of 35.69%; and (d) an expected dividend yield of 0%. The Grant Date Present Value set forth in the table is only a theoretical value and may not accurately determine present value. The actual value, if any, to be realized by an optionee will depend on the excess of the market value of the Class A Common Stock over the exercise price on the date the option is exercised.

Aggregated Option/ SAR Exercises in Last Fiscal Year and Fiscal Year-end Option/ SAR Values
      The following table shows the number and value of shares of Class A Common Stock represented by outstanding unexercised stock options held by each of the named executive officers as of December 31, 2005. There are no SARs.

			Number of Securities
			Underlying Unexercised	Value of Unexercised In-
	Shares		Options at Fiscal	the-Money Options at
	Acquired on	Value	Year-end(#)	Fiscal Year-end($)
Name	Exercise(#)	Realized($)	Exercisable/Unexercisable	Exercisable/Unexercisable

Norman E. Alexander	0	0	23,334/11,666	$618,185/$309,064
Martin Weinstein	0	0	16,667/8,333	$455,842/$227,907
Howard M. Leitner	0	0	2,000/2,000	$54,700/$54,700
John J. Dowling III	0	0	2,000/4,500	$54,700/$78,590
Robert F. Ellis	0	0	6,667/3,333	$182,342/$91,157
John J. Quicke	27,500	$465,491	0/0	0/0
Pension Plans
      The following tables show the estimated annual pension benefits payable to each covered participant at normal retirement age, or current age if older, under the Company’s qualified defined benefit pension plans, taking into account any applicable non-qualified supplemental pension plans that provide benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations on qualified plan benefits and any existing individual agreements, based on remuneration that is covered under the plans and agreements and years of service with the Company and its subsidiaries. There are separate pension plans within the Company for various subsidiaries.
Pension Plan Table–A

	Years of Service
Plan
Compensation	30	35	40	45	50

$ 200,000	$88,234	$102,940	$117,645	$132,351	$147,057
400,000	188,234	219,606	250,979	282,351	313,723
800,000	388,234	452,940	517,645	582,351	647,057
1,000,000	488,234	569,606	650,979	732,351	813,723
1,200,000	588,234	686,273	784,312	882,351	980,390
1,400,000	688,234	802,940	917,645	1,032,351	1,147,057
1,600,000	788,234	919,606	1,050,979	1,182,351	1,313,723
1,800,000	888,234	1,036,273	1,184,312	1,332,351	1,480,390
2,000,000	988,234	1,152,940	1,317,645	1,482,351	1,647,057
2,200,000	1,088,234	1,269,606	1,450,979	1,632,351	1,813,723
2,400,000	1,188,234	1,386,273	1,584,312	1,782,351	1,980,390
2,600,000	1,288,234	1,502,940	1,717,645	1,932,351	2,147,057
2,800,000	1,388,234	1,619,606	1,850,979	2,082,351	2,313,723
3,000,000	1,488,234	1,736,273	1,984,312	2,232,351	2,480,390

      Table A applies to Mr. Alexander.
      Mr. Alexander is required to receive $243,779 annually from the qualified defined benefit plan portion of the aggregate benefit shown in Table A.
Pension Plan Table–B

	Years of Service
Plan
Compensation	5	10	25	30	35	40

$ 100,000	$5,962	$11,925	$29,812	$35,775	$41,737	$46,237
200,000	13,462	26,925	67,312	80,775	94,237	103,237
400,000	28,462	56,925	142,312	170,775	199,237	217,237
600,000	43,462	86,925	217,312	260,775	304,237	331,237
800,000	58,462	116,925	292,312	350,775	409,237	445,237
1,000,000	73,462	146,925	367,312	440,775	514,237	559,237
      Table B applies to Messrs. Dombek, Dowling, Leitner, Quicke and Weinstein.
      Compensation covered by the plans is total pay for services, including elective deferrals to qualified plans, but excluding severance payments, expense reimbursements, and other non-wage items. With respect to Mr. Alexander, his benefits are based on his highest average annual compensation in any five consecutive years of employment with the Company currently (2001-2005). With respect to Messrs. Dowling, Leitner, Quicke and Weinstein, their respective benefits are based on their respective average compensation for all years after 1994. Effective January 1, 2005, the plan was amended to include eligible compensation from January 1, 1995, or date of hire if later. Benefits shown are computed as a straight life annuity beginning at normal retirement age (65) or current age if older. Some benefit formulas include an offset for a portion of estimated Social Security benefits. Mr. Leitner retired from the Company effective January 25, 2006. His credited service and plan compensation listed below were used to calculate his retirement benefit from the non-qualified supplemental pension plan. As of his retirement date, his plan compensation was $401,050. In connection with his resignation from the Company effective March 4, 2005, Mr. Quicke was credited with additional years of credited service through February 28, 2007 under the non-qualified supplemental pension plan (making a total of 26.3333 years) and in addition will be entitled to an unreduced pension at age 62 years and 7 months. As of his resignation date, his plan compensation was $923,603.
Pension Plan Table–C

	Years of Service
Plan
Compensation	25.25	30

£342,661	£181,197	£215,284
422,390	223,358	265,376
      Table C applies to Mr. Ellis.
      Mr. Ellis participates in the Warwick International Group Pension Scheme. This scheme (plan) provides for a pension equal to 2/3rds of Final Pensionable Salary at Normal Retirement Age, which is age 60. Final Pensionable Salary is calculated as the average of the three highest consecutive Pensionable Salaries (defined as the gross taxable earnings declared on April 5 of each year, excluding benefits that are paid in kind, such as company cars and other non cash benefits), declared and ending not more than ten years prior to retirement or termination. The benefits shown above are computed on a straight life annuity basis beginning at Normal Retirement Age (60).
      The credited years of service and plan compensation for the named executive officers are:

	Estimated
	Credited Years	Plan
	of Service	Compensation

Alexander	49	$2,421,882
Weinstein	36	827,453
Leitner	6.1667	401,050	*
Dowling	38	354,499
Ellis	31	£342,661
Quicke	26.3333	$923,603	*

*	See above paragraph after Table B for explanation of Mr. Leitner’s and Mr. Quicke’s plan compensation.
Employment Contracts, Termination of Employment and Change-In-Control Arrangements
      The Company has entered into employment agreements with Dr. Weinstein, Mr. Dowling and Mr. Ellis (the “Employment Agreements”). Supplementary retirement agreements with the named executive officers are accounted for in the foregoing section “Pension Plans.” There are no change-in-control arrangements between the Company and any of the named executive officers.
      The Employment Agreement for Dr. Weinstein terminates on May 31, 2007, unless the term is extended by the parties prior thereto. The Employment Agreement for Mr. Dowling terminates on May 31, 2007, unless the term is extended by the parties prior thereto. Each Employment Agreement provides (1) for a respective base salary amount, (2) that the base salary may be increased (but not decreased) by the Board of Directors of the Company in its sole discretion, (3) that the employee is eligible for an annual incentive bonus in accordance with the then-current provisions of the applicable management incentive bonus program (for any year that the Company determines it appropriate to pay incentive bonuses to corporate officers generally), and (4) for participation in various company benefit programs. In the event of the death of the employee during the term of the Employment Agreement, his employment will be deemed to have terminated on the date of death without notice to his estate. If the employee is absent from employment or substantially unable to perform his duties for more than 90 days during any twelve-month period, then the Company may terminate the Employment Agreement upon a minimum of ten days’ prior written notice to the employee. The Employment Agreements give the Company the right to terminate employment at any time for “Due Cause,” as defined therein. Concurrently with the execution of the Employment Agreement, Dr. Weinstein also executed a trade secret agreement that is made part of the respective Employment Agreement and provides for confidentiality of certain information and trade secrets and contain certain non-competition provisions.
      Mr. Ellis entered into a Service Agreement with Warwick International Group Limited, a wholly-owned subsidiary of the Company (“Warwick”), that can be terminated by not less than 24 months written notice given by Warwick to Mr. Ellis and by 12 months written notice given by Mr. Ellis to Warwick. In the event there is a change of control of Warwick (as control is defined in the U.K. Companies Act of 1985), then Mr. Ellis would be entitled to receive 36 months written notice of any termination from the Company. In the event Warwick terminates the Agreement other than for “gross misconduct,” then Mr. Ellis is not obligated to work out his notice and is entitled to liquidated damages pursuant to a formula set forth in the Agreement. The Service Agreement provides for (1) a base salary that is subject to review annually, (2) participation in various company benefit programs, and (3) participation in the company bonus scheme, as may be in effect from time to time. The Service Agreement contains a two-year post termination confidentiality provision and certain non-competition and non-solicitation provisions.
      On March 4, 2005, the Company entered into a separation agreement (the “Agreement”) with John J. Quicke, then Vice Chairman and Executive Officer and a director of the Company. The Agreement provides for the payment to Mr. Quicke as follows: the bonus earned by him with respect to performance in 2004 in the amount of $628,290; a lump sum of $1,000,000; an availability fee of $250,000 for his assistance during the next nine months in connection with the sale of any of the business units for which he had direct responsibility prior to his departure; an amount of $225,000 in lieu of any bonuses for 2005 and 2006; continuation of medical and dental insurance for up to a year (an initial six month period, subject to extension under certain circumstances); payment of life insurance premiums for coverage in the amount of up to $1,000,000 through February 28, 2007; a credit of an additional two years of benefit service and vesting service under the Company’s Supplemental Executive Retirement Plan III; a payment of $14,500 (grossed-up for applicable federal, state and local withholding taxes) in lieu of a Company matching contributions to the 401(k) plan for 2006 and 2007; the immediate vesting of all outstanding but unvested stock options; and the transfer of ownership of the company-leased car currently used by Mr. Quicke, as well as his laptop computer and related equipment. The Agreement contains reciprocal releases and also contains various covenants, including the confidentiality of certain information and trade secrets, the transfer to the Company of all ownership interest to any inventions, discoveries, improvements, writings or compilations, and non-competition, non-solicitation of customers and non-solicitation of employees provisions extending through February 28, 2007. This description is a summary of material provisions of the Agreement; it does not purport to be a complete description of the Agreement and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to the Current Report on Form 8-K dated March 9, 2005. In connection with the entry into the Agreement above, the Employment Agreement dated February 26, 2004 by and between Mr. Quicke and the Company was terminated effective March 4, 2005.
Compensation Committee Interlocks and Insider Participation
      The Chairman of the Compensation Committee of the Board, Mr. Edward Barr, was formerly an officer of the Company. He joined Sun Chemical Corporation (a former name of Sequa Corporation) in 1962 and served as its president and chief operating officer from 1975 to 1982. None of the Company’s executive officers serve as a member of the board of directors or as a member of a compensation committee of any other company that has an executive officer serving as a member of the Company’s Board of Directors or the Company’s Compensation Committee.

Stock Performance Graph — 5 Year Cumulative Index
      The graph set forth below compares the annual percentage change in the cumulative total shareholder return on an investment of $100 in the Company’s Common Stock, on an indexed basis, with the S&P 500 Stock Index and the S&P Aerospace/ Defense Index, for the period of five years ended December 31, 2005.
(PERFORMANCE GRAPH)

	Dec00	Dec01	Dec02	Dec03	Dec04	Dec05

SEQUA CORP -CL A	100.00	130.64	107.52	134.71	168.11	189.83
SEQUA CORP -CL B	100.00	96.86	80.27	89.51	110.76	124.66
S&P 500 INDEX	100.00	88.11	68.64	88.33	97.94	102.75
S&P 500 AEROSPACE & DEFENSE	100.00	82.27	78.04	96.06	111.43	129.18
      The following Report of the Compensation Committee and Report of the Audit Committee do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates these Reports by reference therein.
Report of the Compensation Committee of the Board on Executive Compensation
Executive Compensation Philosophy
      The executive compensation program is developed and implemented by the Company’s Human Resources Department in conjunction with the Compensation Committee of the Board of Directors. The

Compensation Committee is currently composed of two independent (non-management) directors, who review and approve all elements of the program, including individual employment agreements, which are submitted to the full Board of Directors for approval. During 2005, one new member joined the Committee to replace a member who did not stand for re-election to the Board of Directors in 2005.
      The Company’s executive compensation program is based upon objectives that seek to attract, motivate and retain key executives critical to the success of the Company, and to reward and motivate executives for performance that advances corporate strategies, maximizes Company success and increases shareholder value. In order to accomplish these goals, the Company has designed a competitive base salary program and incentive cash bonus plans. The bonus plans are based on the achievement of stated financial goals and other key performance measures. Prior to 2005 there was no formal long-term incentive component in the overall compensation package; however beginning with 2005 the Company introduced a Long-Term Incentive Plan. While the Company has periodically awarded stock option grants in order to emphasize shareholder returns and focus on long-term goals, during 2005 one stock option grant was awarded to John J. Dowling III, Senior Vice President, Legal, in connection with his promotion to that position.
      The use of base salary for executive officers of the Company is intended to maintain competitive rates of pay for executives in relation to the market. The Company competes for executive talent across a broad range of business segments. Consequently, the Company’s Human Resources Department collects and analyzes competitive salary data from a comprehensive group of national surveys produced by leading human resource/compensation consulting firms, including Towers Perrin, Hewitt Associates, The Conference Board, Mercer Human Resource Consulting, Inc. and WorldatWork. Heavy reliance is placed on the findings of Towers Perrin and Hewitt Associates, where data most closely aligns with the actual responsibilities of the Company’s senior management group. On at least an annual basis, the Compensation Committee reviews the analysis as part of its competitive compensation review.
Base Salary Adjustments
      In January 2005, Norman Alexander, then Chairman of the Board and Chief Executive Officer of the Company, gave up the position of Chief Executive Officer and is now the Executive Chairman. During the year, the Compensation Committee’s review of the competitive market resulted in no salary adjustment for Mr. Alexander. Salary increases to the four other named executive officers as follows: 20.9% to Dr. Weinstein to recognize his promotion to Chief Executive Officer succeeding Mr. Alexander in this role; 4.0% to Mr. Ellis; 2.0% to Mr. Dowling (who had previously received an increase associated with his promotion to Senior Vice President, Legal); and 3.5% to Mr. Leitner who has retired in January 2006. These increases were granted as a result of the Compensation Committee’s determination that the adjustments were required in order to maintain competitive salary levels and to sustain a high degree of executive motivation, and were based upon the detailed comparisons presented in the analysis prepared by the Human Resources Department with respect to company size, complexity and industry mix, taking into consideration the individual performance, experience and tenure of each of the Company’s executive officers.
Annual Incentive Compensation Program
      The Company’s annual incentive bonus plans are intended to motivate and reward executives by recognizing the impact that their individual accomplishments have had on the financial performance of the Company or of a particular division during the previous year. Two of the five named executive officers are awarded bonuses under the Company’s Management Incentive Bonus Program for Corporate Executive Officers (the “Plan”), and three of the named executive officers are awarded bonuses under separate bonus plans, discussed below. Under the Plan, bonuses are earned under a formula derived from the Company’s budgeted basic earnings per share (“EPS”) from continuing operations for the year before unusual items, e.g., a curtailment charge associated with a change to the Company’s defined benefit pension plan. The targets for bonus consideration are determined each year by the Compensation Committee during the first calendar quarter.
      Stockholders initially approved the Plan in 1994 to comply with Section 162(m) of the Internal Revenue Code (“Section 162(m)”), and certain amendments were approved by the stockholders in 1995. In accordance with the requirements of Section 162(m), the Plan was re-approved by the stockholders at the 2000 Annual Meeting of Stockholders, and was also presented to the stockholders at the 2005 Annual Meeting, where they granted approval of certain amendments in accordance with Section 162(m) which provides that compensation of an executive officer who is required to be listed in the Summary Compensation Table of the Proxy Statement is not tax deductible by the Company to the extent that it exceeds $1.0 million, unless certain criteria (including shareholder approval) have been met. Thus, bonuses (but not salaries) payable to corporate executive officers under the Plan (which complies with the requirements of Section 162(m)) are tax deductible by the Company even if they raise the total compensation of any such officer to more than $1.0 million. While the terms of the Plan provide that it cannot be substantively amended without shareholder approval (or it will no longer be in compliance with Section 162(m)), the Compensation Committee always retains discretion to impose more restrictive, although not more generous, criteria under the Plan. During 2005, the terms of the Plan provided for the payment of bonuses at budgeted EPS levels as follows: minimum bonus eligibility at 85% of EPS; par bonus eligibility at 100% of EPS; and maximum bonus eligibility at 150% of EPS.
      In 2005, the Plan was changed to limit the total bonuses paid from the Management Incentive Bonus Program for Corporate Executive Officers (as well as the bonuses paid from the Management Incentive Bonus Program for Non-Executive Officers and Corporate Staff) to 10% of the consolidated pre-tax earnings from continuing operations before deductions for such bonuses.
Long-Term Incentive Plan
      In an effort to ensure that the components of the Company’s executive compensation program are competitively positioned and targeted to pay-for-performance, during 2004 the Compensation Committee directed an independent consulting firm to conduct an analysis of the compensation programs for executives. Based on the results of the analysis, the Compensation Committee concluded that, while the Company was well positioned against the marketplace on cash compensation, the long-term incentive opportunities were significantly less than the marketplace. In order to drive performance of senior executives, a long-term incentive vehicle based on improvement in economic profit, a pre-tax performance measure similar to “economic value added,” that can be more directly impacted by the participants, was installed in 2005. The overall design reduced the annual incentive opportunity for certain participants in the various plans and was supplemented with a long-term incentive opportunity for selected individuals at both the corporate and business unit level, based on economic profit. To drive retention, a performance period of three years was implemented as part of the plan. Positive economic profit results must be attained on a cumulative basis by the third year of the performance period (2007) for any payout to be earned under the long-term incentive plan.
Incentive Compensation Awards for 2005
      Based exclusively on the Company’s EPS performance in 2005, the Executive Chairman was awarded a bonus of $1,538,745, and the Vice Chairman and Chief Executive Officer was awarded a bonus of $680,017 for 2005. Both of these individuals also are participate in the Long-Term Incentive Plan.
      The Senior Vice President, Specialty Chemicals (Managing Director and Chief Executive Officer, Warwick International Group Limited), is eligible for a bonus award under the Management Incentive Bonus Program for Operating Divisions based on operating income, RONA, and the sales growth of Warwick

International Group Limited. He was awarded a bonus of £116,812 in 2005 (which converts to US$204,608 at an exchange rate of 1.7516). He also participates in the Long-Term Incentive Plan.
      The Senior Vice President, Finance, who retired in 2006, was eligible for a bonus award under the Company’s Management Incentive Bonus Plan for Corporate Non-Executive Officers and Corporate Staff and was awarded a bonus of $249,974 for 2005 based on EPS performance for 2005 and personal performance. He was a participant in the Long-Term Incentive Plan.
      The Senior Vice President, Legal is also eligible for a bonus award under the Company’s Management Incentive Bonus Plan for Corporate Non-Executive Officers and Corporate Staff and was awarded a bonus of $244,816 for 2005 based on EPS performance for 2005 and personal performance. He participates in the Long-Term Incentive Plan as well.
Compensation of the Chief Executive Officer for 2005
      Mr. Alexander was the Executive Chairman of Sequa Corporation during 2005. Previously he had been Chairman and Chief Executive Officer of the Company. He received no increase in his base pay in 2005.
      In January 2005, Dr. Weinstein was elected Vice Chairman and Chief Executive Officer of the Company. In recognition of his election to this role and the assumption of additional responsibilities, he was granted a salary increase of 20.9%. This increase and his overall compensation level, takes into consideration a number of factors, including survey data reflecting amounts paid to chief executive officers of companies of comparable size in all industries. Dr. Weinstein had served as Vice Chairman and Executive Officer of the Company, and Chairman and Chief Executive Officer of Chromalloy Gas Turbine Corporation, a wholly owned subsidiary of the Company immediately prior to this election.
      For the year ended December 31, 2005, the Company posted higher sales and a significant increase in operating income compared with the prior year. These results, and the leadership of Dr. Weinstein in achieving them, will be considered along with other competitive and marketplace factors by the Compensation Committee in evaluating his compensation level during 2006.
      The bonus amount of $680,017 awarded to Dr. Weinstein was based exclusively on the Company’s EPS performance for 2005. The Compensation Committee establishes the target for this quantitative, financial goal at the beginning of each year, and the award granted was a function of the Company’s performance for the year.
      The Compensation Committee remains confident that the Company’s senior management is fully equipped to meet whatever challenges are encountered in the course of directing the Company’s diversified operations. In spite of the fact that several major customers of the Company declared bankruptcy during 2005, and a number of business units had pricing and other pressures in 2005, sales and earnings advanced for the year. The Compensation Committee believes that the total compensation package provided to the Company’s executives, combining both short-term and long-term incentives, is competitive without being excessive, and is at an appropriate level to assure the retention and motivation of this highly skilled and experienced segment of the Sequa workforce, and at the same time would be attractive to any additional talent that might be needed in the changing workplace.

Compensation Committee

Edward E. Barr
Robert F. Weinberg

Dated: March 23, 2006

Report of the Audit Committee
      Management is responsible for the Company’s financial reporting process, including its system of internal control, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The Company’s independent auditors are responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes. It is not the Audit Committee’s duty or responsibility to conduct audit or accounting reviews or procedures. The members of the Audit Committee are not employees of the Company and may not be, and may not represent themselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report on the Company’s financial statements. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles in the United States, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent accountants are in fact “independent.”
      The Audit Committee of the Company’s Board of Directors is currently composed of four directors, none of whom are officers or employees of the Company. The Board of Directors has determined that all members of the Audit Committee are (1) financially literate and independent under the rules of the New York Stock Exchange, and (2) “audit committee financial experts,” as defined under the rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”). The Board of Directors adopted a written charter for the Audit Committee. The complete text of the charter, which reflects standards set forth in SEC regulations and New York Stock Exchange rules as well as the relevant provisions of the Sarbanes-Oxley Act of 2002, is included on the Company’s website at www.sequa.com.
      In accordance with its written charter, the Audit Committee assists the Board in fulfilling its responsibility to monitor the integrity of the accounting, auditing and financial reporting practices of the Company. Typically, for each fiscal year, the Audit Committee selects independent public accountants to audit the financial statements of the Company and its subsidiaries, subject to the approval of the Board of Directors, and such selection is subsequently presented to the Company’s stockholders for ratification. For 2006 the Audit Committee has selected Ernst & Young LLP (“Ernst & Young”) as the independent auditors to audit the financial statements of the Company and its subsidiaries. The selection of Ernst & Young was approved by the Board of Directors on March 23, 2006 and is being presented to the Company’s stockholders for ratification at the 2006 Annual Meeting.
      Prior to the release of quarterly earnings announcements, the Audit Committee reviewed and discussed the interim financial information contained therein with Ernst & Young and with the Company’s chief financial officer and its controller. In overseeing the preparation of the Company’s year-end audited financial statements, the Audit Committee met with both management and the Company’s independent auditors and reviewed and discussed the financial statements prior to their issuance. The Audit Committee also discussed significant accounting issues and the results of the audit with both management and the Company’s independent auditors. The Audit Committee’s review included discussion with the independent auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).
      The Audit Committee received from Ernst & Young written disclosures and the letter regarding its independence, as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) describing all relationships between the outside auditors and the Company that might bear on the auditors’ independence and discussed this information with Ernst & Young. The Audit Committee also discussed with management, with the director of internal audit and with Ernst & Young the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Audit Committee also reviewed with both Ernst & Young and the director of internal audit their audit plans, audit scope and identification of audit risks. Ernst & Young was provided with full access to the Audit Committee to meet privately and was encouraged to discuss any matter it desired with the Audit Committee or the full Board of Directors.
      Under the supervision and with the participation of Sequa’s management, including the Chief Executive Officer and Chief Financial Officer, Sequa conducted an evaluation of the effectiveness of its internal control over financial reporting as of December 31, 2005 based on the framework in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on that evaluation, management concluded that Sequa’s internal control over financial reporting was effective as of December 31, 2005. Management’s assessment of the effectiveness of Sequa’s internal control over financial reporting as of December 31, 2005 has been audited by Ernst & Young, and their opinion is included in the Company’s Annual Report on Form 10-K.
      On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the SEC.

Members of the Audit Committee

Gerald Tsai, Chairman
Alvin Dworman
Fred R. Sullivan
Robert F. Weinberg

Item 2.
RELATIONSHIP WITH INDEPENDENT AUDITORS
      The Audit Committee has appointed Ernst & Young LLP (“Ernst & Young”) as independent auditors for the 2006 fiscal year. Ernst & Young will audit the Company’s consolidated financial statements for the 2006 fiscal year and perform other services. While stockholder ratification is not required by the Company’s by-laws or otherwise, the Board of Directors is submitting the selection of Ernst & Young to the stockholders for ratification as a good corporate governance practice. If the stockholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain Ernst & Young. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent public accountant or auditor at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.
      The following table presents fees for professional audit services rendered by Ernst & Young for the audit of the Company’s annual financial statements for the years ended December 31, 2005 and December 31, 2004, and fees billed for other services rendered by Ernst & Young during those periods.

	December 31,	December 31,
	2005	2004

Audit fees(1)	$4,113,000	$5,158,000
Audit-related fees(2)	157,000	87,000
Tax fees(3)	796,000	587,000
All other fees	-0-	-0-

Total	$5,066,000	$5,832,000

(1)	Audit fees consist primarily of the annual audit and quarterly reviews of the consolidated financial statements; attestation pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”); statutory audits of subsidiaries required by governmental or regulatory bodies; attestation services required by statute or regulation; comfort letters, consents, assistance with and review of documents filed with the SEC; work performed by tax professionals in connection with the audit and quarterly reviews; and accounting and financial reporting consultations and research work necessary to comply with generally accepted auditing standards.

(2)	Audit-related fees consist primarily of the audit of employee benefit plans and subsidiaries, and consultations related to implementation of Section 404.

(3)	Tax fees include professional services provided for the preparation of federal and state tax returns; review of tax returns prepared by the Company; assistance in assembling data to respond to governmental reviews of past tax filings; and tax advice, exclusive of tax services rendered in connection with the audit.
Policy on Pre-approval of Independent Auditor Services
      The charter of the Audit Committee provides for the pre-approval of all auditing services and all permitted non-auditing services to be performed for the Company by the independent auditors, subject to the requirements of applicable law. In accordance with the law, the Audit Committee has delegated to its Chairman the authority to grant such pre-approvals, which are reviewed by the full Audit Committee at its next regular meeting. Typically, however, the Audit Committee reviews all matters to be approved. The procedures for pre-approving all audit and non-audit services provided by the independent auditors include the Audit Committee reviewing audit-related services, tax services, and other services. The Audit Committee periodically monitors the services rendered by and actual fees paid to the independent auditors to ensure that such services are within the parameters approved by the Committee. In 2005, all the services described in Audit-Related Fees, Tax Fees, and All Other Fees, above, were approved by the Audit Committee in accordance with its pre-approval policies and procedures.
      The stockholders will be asked to ratify the appointment of Ernst & Young as independent auditors of the Company for the 2006 fiscal year. Ernst & Young was the Company’s independent auditors for the fiscal year ended December 31, 2005. Representatives of the firm are expected to be present at the stockholders’ meeting. They will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.
THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE “FOR”
ITEM 2 – RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS.
OTHER MATTERS
      The management of the Company knows of no business other than that referred to herein to be presented for action at the meeting. If, however, any other business requiring the vote of stockholders should properly come before the meeting or any adjournment thereof, it is intended that all proxies will be voted with respect to such business in accordance with the best judgment of the persons named in said proxies.
STOCKHOLDER PROPOSALS AND NOMINATIONS
      Proposals by stockholders intended to be presented for action, including proposed nominees for election to the Board of Directors, at the 2007 annual meeting of stockholders must be received by the Company at its principal executive offices, 200 Park Avenue, New York, New York 10166, not later than December 1, 2006. It is suggested that such proposals be submitted by Certified Mail-Return Receipt Requested. The SEC has amended Rule 14a-4(c) under the Exchange Act that governs the Company’s use of discretionary proxy voting authority with respect to stockholder proposals that are not included in the Company’s proxy solicitation materials pursuant to Rule 14a-8 of the Exchange Act. Therefore, in the event a stockholder does not notify the Company at least 45 days before the date the Company mails its proxy material for the prior year’s annual meeting of stockholders (which date would be February 14, 2007 for the Company’s 2007 Annual Meeting) of an intent to present such a proposal at the Company’s 2007 Annual Meeting, the Company’s management proxies will have the right to exercise their discretionary authority in connection with the matter submitted by the stockholder, without discussion of the matter in the Proxy Statement.
      Stockholders who wish to submit a proposed nominee for election to the Board of Directors of the Company for consideration by the Nominating Committee should send written notice to the Nominating Committee Chairman, Sequa Corporation, 200 Park Avenue, New York, New York 10166, within the time periods set forth in the preceding paragraph titled “Stockholder Proposals and Nominations.” Such notification should set forth all information relating to the proposed nominee, as is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. This includes the proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; the name and address of such stockholder or beneficial owner on whose behalf the nomination is being made; and the class and number of shares of the Company owned beneficially and of record by such stockholder or beneficial owner. The Nominating Committee will consider stockholder nominees on the same terms as nominees selected by the Nominating Committee.
      The Nominating Committee has not established specific minimum age, education, years of business experience or specific types of skills for potential candidates, but, in general, expects qualified candidates will have ample experience and a proven record of business success and leadership. In general, each director will have the highest personal and professional ethics, integrity and values and will consistently exercise sound and objective business judgment. It is expected that the Board as a whole will have individuals with significant appropriate senior management and leadership experience, a long-term and strategic perspective, the ability to advance constructive debate, and a global perspective. These qualifications and attributes are not the only factors the Nominating Committee will consider in evaluating a candidate for nomination to the Board of Directors, and the Nominating Committee may reevaluate these qualifications and attributes at any time.
      Except as set forth above, the Nominating Committee does not currently have a formal policy regarding the handling or consideration of director candidate recommendations received from stockholders, nor does the Nominating Committee have a formal process for identifying and evaluating nominees for director (including nominees recommended by stockholders). The Nominating Committee does not currently engage any third party director search firms but may do so in the future if it deems appropriate and in the best interests of the Company. These issues will be considered by the Nominating Committee in due course, and, if appropriate, the Nominating Committee will make a recommendation to the Board addressing the nomination process.
ADDITIONAL INFORMATION
Annual Report
      Sequa’s annual report on Form 10-K for the year ended December 31, 2005, excluding exhibits, is available on the Company’s website under “SEC Filings” at www.sequa.com. A complete copy of the Form 10-K, excluding exhibits, is included in the Annual Report to Stockholders, which was mailed together with this proxy statement and which is also available on the website under “Annual Reports” or “SEC Filings.” The Company will furnish any exhibit to the Form 10-K to interested stockholders, if requested in writing and accompanied by payment of reasonable fees relating to furnishing the exhibit. Requests for copies should be addressed to: Corporate Communications, Sequa Corporation, 200 Park Avenue, New York, New York 10166.
March 31, 2006

ADMISSION TICKET
SEQUA CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
May 4, 2006 11:00 a.m.
270 Park Avenue
11th Floor
New York, New York
If you plan to attend the Annual Meeting, please sign and return the self-addressed, postage paid portion of this card.
You will need to present this portion of the card in order to be admitted to the Sequa Annual Meeting on May 4, 2006.

I plan to attend the Annual Meeting of Stockholders of Sequa Corporation on May 4, 2006.

Signature

Please print/type full name as it appears on proxy card
Address:

Stock Ownership: Class A	Class B

Please check all that apply

NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES

BUSINESS REPLY MAIL FIRST CLASS PERMIT NO. 2596 NEW YORK, N.Y. POSTAGE WILL BE PAID BY ADDRESSEE SEQUA CORPORATION ATTN: CORPORATE SECRETARY 200 PARK AVENUE NEW YORK, NY 10166-1882

ADMISSION TICKET
SEQUA CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
May 4, 2006 11:00 a.m.
270 Park Avenue on the 11th Floor
New York, New York
If you plan to attend the Annual Meeting, please mark
the notification box on the bottom portion of this card.
You must present this portion of the card in order to be admitted to the Sequa Corporation Annual Meeting on May 4, 2006.
Please note: The number(s) specified above refer(s) to the number of shares. Class A Common Stock is entitled to one vote per share. Class B Common Stock is entitled to ten votes per share.
- PLEASE DETACH HERE -

Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.	☑ Votes must be indicated (x) in Black or Blue ink.
      The Board of Directors recommends a vote FOR all nominees listed in Item 1 below and FOR Item 2.

1.	Election of Directors:

☐ FOR ALL	☐ WITHHOLD FOR ALL	☐ EXCEPTIONS

Nominees:	Messrs. (01) Alexander, (02) Barr, (03) LeFrak, (05) Sovern, (06) Sullivan, (07) Tsai (08) Weinberg, and (09) Weinstein

	FOR	AGAINST	ABSTAIN
2. Ratify appointment of Ernst & Young LLP as independent auditors for 2006	☐	☐	☐
I plan to attend the meeting		☐
Please note change of address		☐
Instructions: To withhold authority to vote for any individual nominee, mark the “Exceptions*” box and write that nominee’s number in the space provided below.)

Exceptions*

S C A N L I N E

NOTE: Please sign as name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, please give full title as such. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each stockholder named should sign.

Date Share Owner sign here	Co-Owner sign here

SEQUA CORPORATION
Solicited by the Board of Directors for use at the Annual Meeting of Stockholders of
Sequa Corporation — May 4, 2006
      The undersigned hereby appoints Martin Weinstein and John J. Dowling III, or either of them, attorneys and proxies, with full power of substitution and revocation in each, for and on behalf of the undersigned, and with all the powers the undersigned would possess if personally present, to vote at the above Annual Meeting to be held at 270 Park Avenue on the 11th Floor, New York, New York 10017 at 11:00 a.m. and any adjournment or postponement thereof all shares of Class A and Class B Common Stock of Sequa Corporation that the undersigned would be entitled to vote at such meeting.
      This proxy, when properly executed, will be voted as directed by the stockholder. If no direction is given, when the duly executed proxy is returned the shares represented by this proxy will be voted FOR all nominees in Item 1 and FOR Item 2. In their discretion, the appointed proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.
      (Continued, and to be signed and dated, on the reverse side.)

SEQUA CORPORATION
P.O. BOX 11180
NEW YORK, N.Y. 10203-018